Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Regency Energy Partners LP

Regency Energy Finance Corp.

(Exact name of obligor as specified in its charter)

Delaware	16-1731691
Delaware	38-3747282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

TELEPHONE: (214) 750-1771

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

4.500% Senior Notes Due 2023

and Guarantees of 4.500% Senior Notes Due 2023

Guarantors

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
CDM Resource Management LLC	Delaware	26-1716854
CDM Resource Management I LLC	Delaware	37-1702716
FrontStreet Hugoton LLC	Delaware	68-0512892
Gulf States Transmission LLC	Louisiana	72-1146059
PEPL Holdings, LLC(2)	Delaware	45-3343570
Pueblo Holdings, Inc.	Delaware	83-0477804
Pueblo Midstream Gas Corporation	Texas	76-0645929
Regency Field Services LLC	Delaware	35-2270502
Regency Gas Services LP	Delaware	03-0516215
Regency Gas Utility LLC	Delaware	26-0103022
Regency Haynesville Intrastate Gas LLC	Delaware	90-0446410
Regency Liquids Pipeline LLC	Delaware	32-0077619
Regency Midcontinent Express LLC	Delaware	27-2711062
Regency Midstream LLC	Delaware	45-0921356
Regency OLP GP LLC	Delaware	20-4188520
Regency Ranch JV LLC	Delaware	45-5341886
Regency Texas Pipeline LLC	Delaware	27-5225952
RGP Marketing LLC	Texas	75-2468080
RGP Westex Gathering Company	Texas	75-2400144
RGU West LLC	Texas	20-0068473
West Texas Gathering Company	Delaware	75-0976094
WGP-KHC, LLC	Delaware	48-1267995
Zephyr Gas Services LLC	Delaware	27-3234760
Zephyr Gas Services I LLC	Delaware	46-1062530

(1)	Unless otherwise specified, the address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 2001 Bryan Street, Suite 3700, Dallas, Texas 75201, (214) 750-1771.
(2)	The address, including zip code, and telephone number, including area code, of PEPL Holdings, LLC’s principal executive office is 3738 Oak Lawn Avenue, Dallas, Texas 75219, (214) 981-0700.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Administrator of National Banks

United States Department of the Treasury

Washington, D.C. 20219

Federal Deposit Insurance Corporation

550 17th Street, N.W.

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

P.O. Box 7702

San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2.

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit TG3 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 8th day of November, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann

Vice President

EXHIBIT 6

November 8, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann

Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,427
Interest-bearing balances		119,728
Securities:
Held-to-maturity securities		0
Available-for-sale securities		217,652
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		85
Securities purchased under agreements to resell		24,809
Loans and lease financing receivables:
Loans and leases held for sale		23,419
Loans and leases, net of unearned income	754,323
LESS: Allowance for loan and lease losses	13,809
Loans and leases, net of unearned income and allowance		740,514
Trading Assets		32,173
Premises and fixed assets (including capitalized leases)		7,595
Other real estate owned		3,068
Investments in unconsolidated subsidiaries and associated companies		595
Direct and indirect investments in real estate ventures		9
Intangible assets
Goodwill		21,549
Other intangible assets		21,842
Other assets		54,073

Total assets		$1,284,538

LIABILITIES
Deposits:
In domestic offices		$924,162
Noninterest-bearing	247,984
Interest-bearing	676,178
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,482
Noninterest-bearing	614
Interest-bearing	86,868
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		13,062
Securities sold under agreements to repurchase		14,800

Dollar Amounts In Millions
Trading liabilities	17,166
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	35,971
Subordinated notes and debentures	19,943
Other liabilities	33,096

Total liabilities	$1,145,682
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,952
Retained earnings	31,046
Accumulated other comprehensive income	3,291
Other equity capital components	0

Total bank equity capital	137,808
Noncontrolling (minority) interests in consolidated subsidiaries	1,048

Total equity capital	138,856

Total liabilities, and equity capital	$1,284,538

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

  EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin John Stumpf Avid Modjtabai	Directors